PRESS RELEASE For immediate release

NVE Corporation Reports Fourth Quarter and Fiscal Year Results
Net Income Increases 36 Percent for Fiscal Year

EDEN PRAIRIE, Minn.—May 6, 2009—NVE Corporation (Nasdaq:NVEC) announced today financial results for the quarter and fiscal year ended March 31, 2009.

Total revenue for the fourth quarter of fiscal 2009 increased 14% to $6.90 million from $6.05 million in the prior-year quarter. Product sales increased less than 1% and contract research and development revenue increased 220%. Net income for the fourth quarter of fiscal 2009 increased 38% to $3.11 million, or $0.65 per diluted share, compared to $2.25 million, or $0.47 per diluted share, for the prior-year quarter.

For fiscal 2009, total revenue increased 14% to $23.4 million from $20.5 million for the prior year. The increase was due to a 7% increase in product sales and an 81% increase in contract research and development revenue. Net income for fiscal 2009 increased 36% to $9.78 million, or $2.04 per diluted share, compared to $7.19 million, or $1.51 per diluted share, for fiscal 2008.

“We are pleased to report record revenue and net income for both the fourth quarter and full fiscal year despite a challenging economy,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D.

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued growth in revenue and profitability, risks associated with our reliance on several large customers, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and other reports filed with the SEC.

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                              NVE CORPORATION
                          STATEMENTS OF INCOME
       QUARTERS AND YEARS ENDED MARCH 31, 2009 AND 2008 (Unaudited)

                                               Quarter Ended March 31
                                                2009           2008
                                           ------------   ------------
 Revenue
  Product sales                            $  5,699,660   $  5,674,879
  Contract research and development           1,196,920        374,505
                                           ------------   ------------
 Total revenue                                6,896,580      6,049,384
 Cost of sales                                1,806,102      1,876,335
                                           ------------   ------------
 Gross profit                                 5,090,478      4,173,049
 Expenses
  Selling, general, and administrative          554,055        526,882
  Research and development                      292,679        318,889
                                           ------------   ------------
 Total expenses                                 846,734        845,771
                                           ------------   ------------
 Income from operations                       4,243,744      3,327,278
 Interest income                                333,487        243,747
 Other income (loss)                                 --         (6,695)
                                           ------------   ------------
 Income before taxes                          4,577,231      3,564,330
 Provision for income taxes                   1,465,737      1,311,348
                                           ------------   ------------
 Net income                                $  3,111,494   $  2,252,982
                                           ============   ============
 Net income per share - basic              $       0.67   $       0.49
                                           ============   ============
 Net income per share - diluted            $       0.65   $       0.47
                                           ============   ============
 Weighted average shares outstanding
  Basic                                       4,667,822      4,638,683
  Diluted                                     4,794,084      4,766,529
 Supplemental financial data

  Stock-based compensation                 $      5,598   $      5,598
  Cash paid for income taxes               $  1,550,000   $  1,045,000

                                              Year Ended March 31
                                                2009           2008
                                           ------------   ------------
 Revenue
  Product sales                            $ 19,715,311   $ 18,505,650
  Contract research and development           3,656,958      2,023,162
                                           ------------   ------------
 Total revenue                               23,372,269     20,528,812
 Cost of sales                                6,724,242      6,833,308
                                           ------------   ------------
 Gross profit                                16,648,027     13,695,504
 Expenses
  Selling, general, and administrative        2,177,865      2,158,818
  Research and development                    1,218,572      1,487,907
                                           ------------   ------------
 Total expenses                               3,396,437      3,646,725
                                           ------------   ------------
 Income from operations                      13,251,590     10,048,779
 Interest income                              1,171,810        974,990
 Other income                                     4,200         56,235
                                           ------------   ------------
 Income before taxes                         14,427,600     11,080,004
 Provision for income taxes                   4,644,705      3,892,620
                                           ------------   ------------
 Net income                                $  9,782,895   $  7,187,384
                                           ============   ============
 Net income per share - basic              $       2.10   $       1.55
                                           ============   ============
 Net income per share - diluted            $       2.04   $       1.51
                                           ============   ============
 Weighted average shares outstanding
  Basic                                       4,659,486      4,635,470
  Diluted                                     4,785,565      4,763,101
 Supplemental financial data

  Stock-based compensation                 $     86,672   $    169,606
  Cash paid for income taxes               $  4,356,000   $  3,254,313

                           NVE CORPORATION
                           BALANCE SHEETS
                       MARCH 31, 2009 AND 2008

                                          (Unaudited)
                                        March 31, 2009  March 31, 2008
                                        --------------  --------------
 ASSETS
 Current assets
  Cash and cash equivalents             $    1,875,063  $    1,885,867
  Marketable securities, short term                 --         795,728
  Accounts receivable, net of allowance
   for uncollectible accounts of $15,000     3,366,698       3,226,027
  Inventories                                2,247,621       2,456,804
  Deferred tax assets                          667,729         453,405
  Prepaid expenses and other assets            669,307         529,616
                                        --------------  --------------
 Total current assets                        8,826,418       9,347,447
 Fixed assets
  Machinery and equipment                    5,328,237       5,205,288
  Leasehold improvements                       450,546         436,794
                                        --------------  --------------
                                             5,778,783       5,642,082
  Less accumulated depreciation              4,485,509       4,276,680
                                        --------------  --------------
 Net fixed assets                            1,293,274       1,365,402
 Marketable securities, long term           32,446,748      22,055,279
                                        --------------  --------------
 Total assets                           $   42,566,440  $   32,768,128
                                        ==============  ==============

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
  Accounts payable                      $      257,239  $      434,808
  Accrued payroll and other                    637,463         632,338
  Deferred revenue                             104,167         187,500
                                        --------------  --------------
 Total current liabilities                     998,869       1,254,646

 Shareholders' equity
  Common stock                                  46,693          46,387
  Additional paid-in capital                19,166,524      18,539,538
  Accumulated other comprehensive (loss)
   income                                     (252,940)        103,158
  Retained earnings                         22,607,294      12,824,399
                                        --------------  --------------
 Total shareholders' equity                 41,567,571      31,513,482
                                        --------------  --------------
 Total liabilities and shareholders'
  equity                                $   42,566,440  $   32,768,128
                                        ==============  ==============